UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	March 25, 2011

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02(e)            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2011 the Human Resources and Compensation Committee of the Board of Directors of Bank of Hawaii Corporation (the “Company”) approved a 3 year share appreciation program (the “SAP”), running from January 1, 2011 through December 31, 2013.  The SAP is a cash based performance unit program that  is designed to align the long term interests of shareholders and executives through risk management and the achievement of earnings  growth and stock price appreciation.  Performance grants will be awarded annually, with a potential maximum annual grant of 23,333 units for Mr. Peter S. Ho, Chairman, President and CEO; 15,000 units each for Mr. Kent T. Lucien, Vice Chairman and CFO, Mr. Mark A. Rossi, Vice Chairman, CAO, General Counsel and Corporate Secretary and Ms. Mary E. Sellers, Vice Chairman and Chief Risk Officer; and 11,668 units for Mr. Derek J. Norris, SEVP and Controller.  The number of annual units actually granted will depend upon the level of achievement of the performance objectives for the performance year.

The performance units vest on February 3, 2014 and are valued based upon Company stock price appreciation during the three year program period.  The SAP will be governed by the administration provisions of the Company’s 2004 Stock and Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2011	BANK OF HAWAII CORPORATION

	By:	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary